5-a-2





June 23, 1995



Green Mountain Power Corporation
25 Green Mountain Drive
P. O. Box 850
South Burlington VT 05402-0850

Re:  Green Mountain Power Corporation
     Compensation Program for Officers and
     Certain Key Management Personnel
     50,000 Shares of Common Stock
     $3.33-1/3 Par Value

Gentlemen:

     I am the General Counsel for Green Mountain Power Corporation, a Vermont corporation (the "Company"), and have acted as such in connection with the proposed issue by the Company of an additional 50,000 shares of the Company's Common Stock, $3.33-1/3 par value (the "Additional Common Stock"), pursuant to the Compensation Program for Officers and Certain Key Management Personnel (the "Program").

     As such counsel, I have:

     (a) reviewed the action taken to date by the Board of Directors of the Company in connection with the authorization of the issuance of the Additional Common Stock, the Program and related matters;

     (b) reviewed (i) the Registration Statement (hereinafter called the "Registration Statement") on Form S-8 relating to the Program and the Additional Common Stock, which I understand you propose to file with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof; and (ii) the Program;

     (c) examined an order of the Public Service Board of the State of Vermont dated June 8, 1995, consenting to and approving the issue and sale of the Additional Common Stock pursuant to the Program; and

     (d) made such examination of law and examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary in order to render the opinion hereinafter expressed.

          Based upon the foregoing, I am pleased to advise you that it is my opinion that:

          1. The Company is a corporation duly organized, incorporated and validly existing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conducting.

          2. The Public Service Board of the State of Vermont consented to the issue of the Additional Common Stock pursuant to the Program in the Order dated June 8, 1995. No consent or approval of any other governmental authority is requisite to the valid issue of the Additional Common Stock.

          3. The Shareholders of Common Stock of the Company approved the issue of the Additional Common Stock pursuant to the Program by a 74.4% majority on May 18, 1995.

          4. When (i) the Registration Statement has become effective; (ii) the Additional Common Stock has been duly listed on the New York Stock Exchange; and (iii) the Additional Common Stock has been duly issued pursuant to the Program to participants therein, then the Additional Common Stock will be validly issued, fully paid and nonassessable.

		I hereby consent to:

          A. being named in the Registration Statement and in any amendment thereto under the heading "Legal Opinions" as counsel for the Company passing upon certain matters in connection with the issuance of the Additional Common Stock;

          B. the making in said Registration Statement and in any amendment thereto of the statements now appearing in said
Registration Statement under the heading "Legal Opinions" insofar as they are applicable to me; and



          C. the filing of this opinion as an exhibit to the Registration Statement.

          I understand that a copy of this opinion is being delivered to Hunton & Williams, special counsel to the Company in connection with the issue and sale of the Additional Common Stock, who are also rendering an opinion to the Company relating to the matters referred to herein and that their opinion will be filed as an exhibit to the Registration Statement. In rendering their opinion, Hunton & Williams are authorized to rely upon this opinion as to all matters of Vermont law involved in the conclusions expressed in their opinion.


Very truly yours,


/s/Peter H. Zamore
Peter H. Zamore, Esq.
General Counsel